Exhibit 21.1

First Advantage Corporation Subsidiaries

Subsidiaries of the Registrant - First Advantage Corporation (a Delaware corporation) - as of December 31, 2022

Name of Subsidiary	Jurisdiction of Organization

Corporate Screening Services LLC	Ohio
FADV (Australia) PTY Limited	Australia
FADV B.V.	Netherlands
FADV Cooperatief UA	Netherlands
FADV European Data Center B.V.	Netherlands
FADV Malaysia Sdn. Bhd	Malaysia
Fastball Parent, Inc.	Delaware
First Advantage (Beijing) Co. Ltd	China
First Advantage (HK) Limited	Hong Kong
First Advantage (Zhuhai) Co. Limited	China
First Advantage Acquisitions, Inc.	Delaware
First Advantage Australasia Pty Ltd.	Australia
First Advantage Australia Pty Ltd.	Australia
First Advantage Background Services Corp.	Florida
First Advantage BackTrack Reports, LLC	Delaware
First Advantage Bangladesh Ltd	Bangladesh
First Advantage Canada Inc	Canada
First Advantage Enterprise Screening Corporation	Delaware
First Advantage Europe Ltd.	United Kingdom
First Advantage Form I9 Compliance LLC	Delaware
First Advantage Global Operating Center Private Limited	India
First Advantage Holdings, LLC	Delaware
First Advantage Indian Holdings, LLC	Delaware
First Advantage Intermediate Inc.	Delaware
First Advantage Japan K.K.	Japan
First Advantage Limited	Hong Kong
First Advantage New Zealand Limited	New Zealand
First Advantage Occupational Health Services Corp.	Florida
First Advantage Philippines, Inc.	Philippines
First Advantage Poland sp z.o.o.	Poland
First Advantage Priderock Holding Company, Inc.	Alabama
First Advantage Private Limited	India
First Advantage Pte. Ltd	Singapore
First Advantage Quest Research Corporation	Cayman Islands
First Advantage Quest Research Group Ltd.	British Virgin Islands
First Advantage Quest Research Limited	British Virgin Islands
First Advantage Tax Consulting Services, LLC	Delaware
First Advantage U.S., LLC	Delaware
MultiLatin Advisors S.A. de CV	Mexico
National Credit Audit Corporation	Illinois
TP Verify Screening Services LLP	India
Verify (Mauritius) Limited	Mauritius
Verify Limited	Mauritius